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                          EXHIBIT 4-1

                ROCHESTER TELEPHONE CORPORATION

                  DIRECTORS STOCK OPTION PLAN

                        Amendment No. 1



     Pursuant to Section 10, the Board hereby amends the Plan, effective as of the date the amendment is both approved by the Company's shareholders and the New York State Public Service Commission has released an order authorizing the amendment, as follows:

     1. Sections 4 and 5(a) are amended to increase, respectively, the number of authorized shares from 100,000 to 500,000 and the number of shares subject to an option from 1000 to 2000.

     2. Effective for any individual who is an active director on or after April 1, 1994, Section 6 is amended to afford retiring directors additional rights to exercise options after leaving the Board by deleting the current provision in its entirety and substituting in its place the following:

     6.  TERMINATION OF EMPLOYMENT

         If an optionee dies, either before or after termination as a director, resigns from the Board as a result of a conflict of interest or is removed from the Board for cause, any option may be exercised by the optionee or by the optionee's personal representative, as the case may be, at any time prior to the earlier of the expiration date of the option or the first anniversary of the optionee's date of death, resignation or removal but only if, and to the extent that, the optionee was entitled to exercise the option at the date of death, resignation or removal. If an optionee's employment as a director terminates for any reason other than death, resignation due to a conflict or removal for cause, option rights shall continue to vest in accordance with the terms of the option agreement without regard to the termination of employment and may be exercised by the optionee pursuant to the terms of that agreement.

     3. Section 7 is amended by deleting the current provision in its entirety and substituting in its place the following:

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         7.    ADJUSTMENT OF SHARES

               In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.


         IN WITNESS WHEREOF, the Board of Directors has caused its duly authorized member to execute this amendment on its behalf this 1st day of November, 1993.

Shareowner approval 4/27/94

                             ROCHESTER TELEPHONE CORPORATION

                             By  /S/ Josephine S. Trubek
                                 ---------------------------
                                  Josephine S. Trubek
                             Its: Corporate Secretary

(72ED)
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                                                                [9/5/91]


                      ROCHESTER TELEPHONE CORPORATION
                        DIRECTORS STOCK OPTION PLAN



1.       PURPOSE

              The purpose of this amended and restated
Rochester Telephone Corporation Directors Stock Option Plan (the "Plan") is to enable the Company to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible directors non-qualified stock options ("options") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue Code, as amended from time to time.

2.       ADMINISTRATION

              The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall possess the authority, in its discretion, (a) to prescribe the form of the option agreements and any appropriate terms and conditions applicable to the options; (b) to interpret the Plan; (c) to make and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations shall be conclusive and binding. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

3.       ELIGIBLE DIRECTORS

         Options shall be granted under the Plan only to members of the Company's Board of Directors who are not also employees of the Company. Beneficial owners of more than five percent of the common stock of the Company are not eligible to receive any options under this Plan.

4.  SHARES AVAILABLE

         An aggregate of 100,000 shares of the Common
Stock (par value $1.00 per share) of the Company (subject to substitution or adjustment as provided in Section 8 hereof) shall be available for the grant of options under the Plan.
Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. No option may be granted more than ten years after the effective date of the Plan.

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5.  TERMS AND CONDITIONS OF OPTIONS

         Each option granted under the Plan shall be evidenced by an option agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

         (a) Number of Shares. Each person who is an eligible director on the Plan's effective date shall receive an initial option to purchase 1000 shares of the Company's Common Stock. At the date each year after the effective date when new members are elected to the Board, each eligible director who will be serving on the new Board (whether newly elected or continuing as a carryover director) shall receive an option to purchase 1000 shares of the Company's Common
    Stock.

         An eligible director who begins Board service on a date other than the date when new members are normally elected to the Board shall receive a pro rata grant to cover the partial year remaining until the next Board election. The number of shares subject to such option shall be 1000 multiplied by a fraction the numerator of which is the number of full or partial months in the period commencing on the first day of the month following the new Board member's appointment and ending on the next following date when new members are elected to the Board and the denominator of which is 12. Any fractional shares shall be rounded up to the next highest whole number of shares.

         (b) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the New
    York Stock Exchange on the date an option is granted, or, if there was no trading in such stock on the date of such grant, the closing price on the last preceding day on which there was such trading.

         (c)  Duration of Option.  Each option by its
    terms shall not be exercisable after the expiration of ten years from the date such option is granted.

         (d) Options Nontransferable. Each option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

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         (e)  Exercise Terms.  Each option granted under
     the Plan shall become exercisable with respect to 33 1/3 percent of the shares subject thereto on the first anniversary of the date of grant and with respect to an additional 33 1/3 percent of such shares on each of the second and third anniversaries of such date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

         (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the optionee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the New York Stock Exchange on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

         (g) General Restriction. The Company shall not be required to deliver any certificate upon the exercise of an option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan.
     Certificates delivered upon such exercise may bear a legend restricting transfer absent such compliance.
     Each option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors in the exercise of its reasonable judgment.

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6.       TERMINATION OF EMPLOYMENT

              If the optionee's employment as a director terminates for any reason, any option may be exercised by the optionee or, in the event of the optionee's death, by the optionee's personal representative at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the optionee was entitled to exercise the option at the date of such termination.

7.       ADJUSTMENT OF SHARES

              In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, stock combination, recapitalization, reorganization, merger, consolidation, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

8.       NO EMPLOYMENT RIGHTS

              The Plan and any options granted under the Plan shall not confer upon any optionee any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the Company may have to terminate the optionee's position as a director at any time.

9.       RIGHTS AS A SHAREHOLDER

              The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

10.      AMENDMENT AND DISCONTINUANCE

              This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board of Directors, provided that Plan provisions relating to the amount, price and timing of awards may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the
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period for which options may be granted or exercised, or
withdraw the authority to administer the Plan from the Board or a Committee of the Board. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of an optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

11.      CHANGE IN CONTROL

              (a)  Notwithstanding other provisions of the
Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of an optionee's options shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Board adopted prior to and specifically relating to the occurrence of such change in control.

              (b) In the event of a change in control each optionee of an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Board approval and after written notice to the Company within 60 days after the change in control, or during the period ending the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Board) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

              (c)  For purposes of this section "change in
control" means:

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         1)   there shall be consummated

              i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

              ii.  any sale, lease, exchange or other transfer
                   (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

         2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

         3) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

         4) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

12.      EFFECTIVE DATE

              The effective date of the Plan shall be the date this Plan is both approved by the Company's shareholders and the New York State Public Service Commission has released an order authorizing the issuance of Common Stock pursuant to this Plan.

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13.      DEFINITIONS

              Any terms or provisions used herein which are defined in Sections 83 or 421, of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

14.      GOVERNING LAW

              To the extent not inconsistent with the
provisions of the Internal Revenue Code that relate to non-qualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of New York.

Dated:  Sept. 17, 1991  ROCHESTER TELEPHONE CORPORATION


                              By:  /s/ F. R. Pestorius
                                  --------------------
                                   Frederick R. Pestorius
                              Its: Vice President - Finance